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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 12, 2002

                            THORNBURG MORTGAGE, INC.
             (Exact name of registrant as specified in its charter)

     Maryland                    001-11914                      85-0404134
  (State or other               (Commission                  (I.R.S. Employer
   jurisdiction                 File Number)                Identification No.)
 of incorporation)

                        119 East Marcy Street
                         Santa Fe, New Mexico                      87501
               (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:   (505) 989-1900

                                       N/A
         (Former name or former address, if changed since last report.)

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Item 5    Other Events.

     On February 12, 2002, Thornburg Mortgage, Inc. (the "Company") entered into an underwriting agreement with Thornburg Mortgage Advisory Corporation (the "Manager") and UBS Warburg LLC, as representative of the several underwriters (collectively, the "Underwriters") relating to the sale of 5,400,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the granting to the Underwriters of an option to purchase up to an additional 810,000 shares of Common Stock to cover over-allotments that may occur during the offering process. This offering closed on February 19, 2002.

     The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $98.7 million.

Item 7(c) Exhibits.

     The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit   Name of Exhibit
-------   ---------------

    1.7 Underwriting Agreement, dated February 12, 2002 by and among the Company, the Manager and the Underwriters

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THORNBURG MORTGAGE, INC.


Date: February 19, 2002                   By:/s/ Michael B. Jeffers
                                             ---------------------------------
                                                 Michael B. Jeffers, Secretary

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                                  EXHIBIT INDEX

EXHIBIT       NAME OF
NUMBER        EXHIBIT

  1.7 Underwriting Agreement, dated February 12, 2002 by and among the Company, the Manager and the Underwriters